UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2009
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
(Former name or former address if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 7, 2009, the Compensation Committee of our Board of Directors revised the form of Performance Unit Award Agreement, Restricted Stock Unit Award Agreement, Restricted Stock Unit Special Award Agreement, and Stock Option Award Agreement that may be used for future grants. The revisions included stylistic as well as substantive revisions to the form of the agreements that the Company has used in the past. Among the substantive changes, the Compensation Committee must review an “early retirement” (defined as a retirement after age 55 and prior to age 62 with at least five years of service) by any of the named executive officers and certain other employees in order to qualify for the early retirement continued vesting or accelerated transfer provisions. Upon the executive’s termination of employment with the Company (for any reason other than death or permanent disability), vesting of the stock options and transfer of restricted stock units (RSUs) will be suspended, and after executive’s termination of employment with the Company, but no later than six months after such termination, the Committee may determine (in its sole discretion) one or more of the following:
a.	The executive is working (or will be working) for or with a competitor of the Company, and, therefore, the unvested stock options and the RSUs that have not been transferred are forfeited as of the date of the Committee’s determination; or

b.	The executive did not give the Company timely notification of his/her termination of employment so as to allow the Company appropriate time for orderly succession, and, therefore, the unvested stock options and the RSUs that have not been transferred are forfeited as of the date of the Committee’s determination; or

c.	During employment with the Company, the executive engaged in financial malfeasance, and, therefore, the unvested stock options and the RSUs that have not been transferred are forfeited as of the date of the Committee’s determination.
     If the Compensation Committee does not make one or more of the above determinations within the six-month timeframe, then the remaining unvested stock options and the RSUs that have not been transferred will not be forfeited; the vesting schedule will be reinstated for the stock options; vesting credit will be given for the period of vesting suspension for the stock options; and the RSUs that have not been transferred will be promptly transferred.
     The form agreements also provide for the immediate vesting of stock options and RSUs on the death or permanent and total disability of the employee.
     In addition, the Compensation Committee adopted an amendment to the form of our Stock Option Award Agreements under the Goodrich Corporation 2001 Equity Compensation Plan. The amendment to the form of our Stock Option Award Agreements amends certain outstanding stock option award agreements to provide that, in the case of early retirement, the exercise period for outstanding and unexercised options that vest after retirement is five years from the date of vesting or the remaining term of the option, whichever occurs first. Similar language has been included in the 2010 form of Stock Option Award Agreement.
     Copies of the adopted form of Amendment to Stock Option Award Agreement, Stock Option Award Agreement, Restricted Stock Unit Agreement, Restricted Stock Unit Special Award Agreement, and Performance Unit Award Agreement are filed, respectively, as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 hereto and are incorporated herein by reference.
Section 8 — Other Events

Item 8.01.	Other Events.
     We are also filing this Current Report on Form 8-K to add exhibits to our Registration Statement on Form S-3 (File No. 333-154778).
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
  (d) Exhibits

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement Standard Provisions dated December 8, 2009

1.2	Form of Pricing Agreement (included in Exhibit 1.1)

4.1	Form of Eighth Supplemental Indenture between Goodrich Corporation and The Bank of New York Mellon Trust Company, N.A. as successor to Harris Trust and Savings Bank, as Trustee

4.2	Form of Goodrich Corporation 4.875% Note due 2020 (included in Exhibit 4.1)

5.1	Opinion of Robinson, Bradshaw & Hinson, P.A., dated as of December 10, 2009, regarding the legality of the issuance of the notes.

10.1	Form of Amendment to Stock Option Award Agreement

10.2	Form of Stock Option Award Agreement

10.3	Form of Restricted Stock Unit Award Agreement

Exhibit Number	Description of Exhibits
10.4	Form of Restricted Stock Unit Special Award Agreement

10.5	Form of Performance Unit Award Agreement

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009	Goodrich Corporation
	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger
Assistant Secretary

Goodrich Corporation
Current Report on Form 8-K
Exhibit Index

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement Standard Provisions dated December 8, 2009

1.2	Form of Pricing Agreement (included in Exhibit 1.1)

4.1	Form of Eighth Supplemental Indenture between Goodrich Corporation and The Bank of New York Mellon Trust Company, N.A. as successor to Harris Trust and Savings Bank, as Trustee

4.2	Form of Goodrich Corporation 4.875% Note due 2020 (included in Exhibit 4.1)

5.1	Opinion of Robinson, Bradshaw & Hinson, P.A., dated as of December 10, 2009, regarding the legality of the issuance of the notes.

10.1	Form of Amendment to Stock Option Award Agreement

10.2	Form of Stock Option Award Agreement

10.3	Form of Restricted Stock Unit Award Agreement

10.4	Form of Restricted Stock Unit Special Award Agreement

10.5	Form of Performance Unit Award Agreement

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)